Joint Filer Statement

Name of Joint Filers:
Burrill Life Sciences Capital Fund, L.P.
Burrill & Company (Life Sciences GP), LLC
Burrill Indiana Life Sciences Capital Fund, L.P.
Burrill & Company (Indiana GP), LLC

Address of Joint Filers:
One Embarcadero Center
Suite 2700
San Francisco, CA  94111

Designated Filer:
Burrill & Company (Life Sciences GP), LLC

Issuer and Ticker Symbol:
Pharmasset, Inc. (VRUS)

Date of Event Requiring Statement:
April 26, 2007


SIGNATURES OF JOINT FILERS

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.

By:  Burrill & Company (Life Sciences GP), LLC, its sole general partner

        /s/ G. Steven Burrill
By:_______________________________________
Name:	G. Steven Burrill
Title:     Managing Member


BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.

By:  Burrill & Company (Indiana GP), LLC, its sole general partner

        /s/ G. Steven Burrill
By:_______________________________________
Name:	G. Steven Burrill
Title:     Managing Member